UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Compute Health Acquisition Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

COMPUTE HEALTH ACQUISITION CORP.

1100 North Market Avenue

4th Floor

Wilmington, DE 19890

PROXY STATEMENT SUPPLEMENT

November 23, 2022

To the Stockholders of Compute Health Acquisition Corp.:

This is a supplement (this “Supplement”) to the definitive proxy statement of Compute Health Acquisition Corp. (the “Company”), dated November 4, 2022 (the “Proxy Statement”), that was sent to you in connection with the Company’s special meeting of stockholders scheduled for 11:00 a.m., Eastern Time, on December 2, 2022, virtually, at https://www.cstproxy.com/computehealth /2022 (the “Extension Meeting”).

At the Extension Meeting, the Company’s stockholders will be asked to consider and vote upon a proposal to amend the Company’s amended and restated certificate of incorporation (the “Charter”) to extend the date by which the Company has to consummate an initial business combination (the “Charter Extension”) from February 9, 2023 (the “Original Termination Date”) to August 9, 2023 (the “Extended Date” and the proposal, the “Extension Proposal”) and to amend the Charter to eliminate the limitation that the Company may not redeem public shares to the extent that such redemption would result in the Company having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934) of less than $5,000,001 (the “Redemption Limitation Proposal”).

Additional Amount to be deposited into the Trust Account

The Company has filed this Supplement with the Securities and Exchange Commission to advise stockholders that Compute Health Sponsor LLC, our sponsor (the “Sponsor”), has agreed that if the Extension Proposal is approved and the Charter Extension becomes effective, it will make deposits of additional funds (the “Extension Deposits”) into the trust account established in connection with the Company’s initial public offering (the “Trust Account”) for the aggregate benefit of public shares that are not redeemed by the public stockholders in connection with the Extension Proposal (collectively, the “Remaining Public Shares”) in exchange for one or more non-interest bearing, unsecured promissory notes issued by the Company to the Sponsor. For each whole month, or portion thereof, that is needed by the Company to complete an initial business combination from the date of the Extension Meeting until the Extended Date, the Sponsor will make Extension Deposits of $0.05 into the Trust Account for each Remaining Public Share, up to a total of $400,000 per month, in exchange for one or more non-interest bearing, unsecured promissory notes issued by the Company to the Sponsor.

Trust proceeds to be held in an interest-bearing demand deposit account

The Company will instruct Continental Stock Transfer & Trust Company, the trustee of the Trust Account, to, on or prior to the Extension Meeting, liquidate the U.S. government treasury obligations or money market funds held in the Company trust account and thereafter to hold all funds in the Trust Account in cash in an interest-bearing demand deposit account until the earlier of consummation of the Company’s initial business combination or liquidation.

Taxes

The Company will not use any trust proceeds, including interest income, to pay for any excise taxes due in connection with the redemption of its securities.

Under the terms of the Investment Management Agreement, dated February 4, 2021, between the Company and the Transfer Agent, the Company is entitled to withdraw from the Trust Account interest to pay franchise taxes and income taxes. The Company expects to withdraw approximately $2,100,000 from the interest earned on the funds held in the Trust Account prior to the Extension Meeting to pay (i) the franchise tax due for the full year 2022 and (ii) annual income tax for the year ended December 31, 2022.

General information

The Company would like to remind its stockholders that only holders of record of the Company’s common stock at the close of business on November 1, 2022, which is the record date for the Extension Meeting, are entitled to notice of the Extension Meeting and to vote and have their votes counted at the Extension Meeting and any adjournments or postponements of the Extension Meeting. As of the close of business on November 4, 2022, there were 107,812,500 shares of common stock issued and outstanding and entitled to vote. Each share is entitled to one vote per share at the Extension Meeting.

All holders of public shares, regardless of whether they vote for or against the Extension Amendment Proposal or do not vote at all, may elect to convert their public shares into their pro rata portion of the trust account if the Charter Extension is implemented. To exercise your redemption rights, you must demand in writing that your shares of Class A common stock are redeemed for a pro rata portion of the funds held in the trust account and tender your shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent, at least two business days prior to the vote at the Extension Meeting. In order to exercise your redemption right, you need to identify yourself as a beneficial holder and provide your legal name, phone number and address in your written demand. You may tender your shares by either delivering your share certificate to the transfer agent or by delivering your shares electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. If you hold the shares in street name, you will need to instruct the account executive at your bank or broker to withdraw the shares from your account in order to exercise your redemption rights.

Before you vote, you should read the Proxy Statement and other documents that the Company has filed with the Securities and Exchange Commission, together with this Supplement, for more complete information about the Company and the Charter Extension. If you have questions about the Charter Extension or if you need additional copies of the Proxy Statement or the proxy card you should contact:

Morrow Sodali LLC
333 Ludlow Street, 5th Floor, South Tower
Stamford, CT 06902
Individuals call toll-free (800) 662-5200
Banks and brokers call (203) 658-9400
Email: CPUH.info@investor.morrowsodali.com

By Order of the Board of Directors of Compute Health Acquisition Corp.

/s/ Omar Ishrak
Omar Ishrak Chairman of the Board of Directors

You are not being asked to vote any proposed business combination at this time. If the Charter Extension is implemented and you do not elect to redeem your public shares, provided that you are a stockholder on the record date for the stockholder meeting to consider a proposed business combination, you will be entitled to vote on such proposed business combination when it is submitted to stockholders and will retain the right to redeem your public shares for cash in the event such proposed business combination is approved and completed or we have not consummated a proposed business combination by the Extended Date.

Neither the Securities and Exchange Commission nor any state securities commission has determined if the Proxy Statement, as supplemented by this Supplement, is accurate or complete. Any representation to the contrary is a criminal offense.

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the Extension Meeting. If you are a stockholder of record, you may also cast your vote in person at the Extension Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the Extension Meeting by obtaining a proxy from your brokerage firm or bank. Your failure to vote or instruct your broker or bank how to vote will have the same effect as voting against the Extension Amendment Proposal.

This Supplement is dated November 23, 2022.